Exhibit 10(i)(iii)

                 AMENDMENT NO. 2 AND WAIVER dated as of October 1, 2002 (this "Amendment") to the CREDIT AGREEMENT dated as of August 11, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), the BORROWING SUBSIDIARIES from time to time party thereto, the Lenders referred to therein, JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and J.P.MORGAN EUROPE, LTD. (f/k/a Chase Manhattan International Limited), as London Agent.

        WHEREAS, the Company has informed the Administrative Agent that it proposes to enter into the transactions specified on Schedule 10.15 hereto and, in connection therewith, has requested that the Lenders amend and waive certain provisions of the Credit Agreement as set forth herein; and

        WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth herein, to so amend and waive the Credit Agreement.

        THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as set forth below.

        SECTION 1.    Defined Terms.    Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        SECTION 2.    Amendment of Credit Agreement.    (a) Amendment of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by adding thereto, in the proper alphabetical order, the following definitions:

        "AI AG" shall mean Albany International Holding (Switzerland) AG, an entity organized under the laws of Switzerland.

        "AI GmbH" shall mean AI (Switzerland), an entity organized under the laws of Switzerland.

        "Realignment Transactions" shall mean the transactions specified on Schedule 10.15 to the Second Amendment.

        "Second Amendment" shall mean Amendment No. 2 dated as of October 1, 2002 to this Agreement (as in effect prior to the date of such Amendment).

        (b)    Amendment of Article VI.    Article VI of the Credit Agreement is hereby amended by inserting at the end thereof a new Section 6.11 as follows:

        "SECTION 6.11.    Business and Liabilities of Certain Subsidiaries.    (a) The Company will not permit Albany International Holdings Two, Inc. to (i) incur, assume or permit to exist any liabilities or obligations other than ordinary course liabilities not constituting Indebtedness (other than Indebtedness under this Agreement) incidental to its existence as a corporation, such as taxes and administrative expenses or (ii) engage in any activity other than (A) holding the Equity Interests in its subsidiaries, (B) holding other assets of the Company and the Subsidiaries and (C) other activities incidental thereto, including the licensing of patents and trademarks to the Company and the Subsidiaries, and the licensing of intellectual property to third parties in the ordinary course of business.

        (b) The Company will not permit AI AG or, until such time as the Realignment Transactions are consummated, AI GmbH to engage in any activities other than (i) engaging in any of the transactions permitted under Section 10.15 of this Agreement, (ii) holding Equity Interests in its subsidiaries, (iii) making loans to, and borrowing funds from, the Company and the Subsidiaries, to the extent otherwise permitted under this Agreement, (iv) providing administrative and managerial service and assistance to the Subsidiaries, (v) purchasing from the Company and the Subsidiaries and selling to third parties products manufactured by Affiliates of AI AG, (vi) holding other assets of the Company and the Subsidiaries and (vii) engaging in activities such as hiring a de minimus number of employees and other persons, licensing patents and trademarks to the Company and the Subsidiaries, licensing intellectual property to third parties in the ordinary course of business and conducting other ordinary course business activities, incidental to the activities in clauses (I)-(vi) of this Section 6.11(b); provided, however, that nothing set forth in this Section 6.11(b) shall be construed so as to permit AI AG or, until such time as the Realignment Transactions are consummated, AI GmbH to incur, assume or permit to exist any liabilities or obligations, other than (w) ordinary course liabilities not constituting Indebtedness incidental to its corporate existence, such as taxes and administrative expenses, (x) intercompany Indebtedness to the extent permitted pursuant to the terms of this Agreement, (y) Indebtedness under this Agreement and (z) obligations not constituting Indebtedness to the extent reasonably necessary to be incurred in connection with the activities permitted by clauses (I)-(v) of this Section 6.11(b)."

        (c)    Amendment of Article X.    Article X of the Credit Agreement is hereby amended by adding at the end thereof the following new Section 10.15:

        "SECTION 10.15.    Business Realignment.    Notwithstanding any provision of this Agreement to the contrary, the Loan Parties are expressly permitted to consummate the Realignment Transactions; provided that (a) the Loan Parties shall, on or prior to the final consummation of the Realignment Transactions, have (i) executed and delivered to the Collateral Agent a reaffirmation agreement in the form of Exhibit A to the Second Amendment or in such other form and scope satisfactory to the Collateral Agent, reaffirming the security interests and guarantees not required to be released in connection with the Realignment Transactions and confirming the obligations of the Loan Parties to provide the additional collateral and other further assurances required by the Loan Documents, (ii) taken, or arranged for the taking of, all actions required or reasonably requested by the Collateral Agent to satisfy the Collateral Requirement after giving effect to the Realignment Transactions, including the pledge of 65% of the issued and outstanding voting Equity Interests of AI AG pursuant to a pledge agreement in the form of Exhibit B to the Second Amendment or in such other form and scope satisfactory to the Collateral Agent, (iii) delivered to the Administrative Agent a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date upon which the Realignment Transactions are consummated) of (A) Charles Silva, Esq., General Counsel of the Company, and (B) Homburger, Swiss counsel for the Company, in the case of each such opinion covering such matters relating to AI AG and AI GmbH, the Realignment Transactions, the documents executed in connection with the Realignment Transactions and related transactions as the Administrative Agent or the Required Lenders shall reasonably request; and such other evidence of authority as the Collateral Agent shall have reasonably requested, all in form and scope satisfactory to the Collateral Agent and (iv) delivered to the Administrative Agent such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of AI AG and AI GmbH, the authorization of the Realignment Transactions and related transactions and any other legal matters relating to the Loan Parties, the Loan Documents, the Realignment Transactions and related transactions, all in form and substance satisfactory to the Administrative Agent and its counsel, and (b) all the Realignment Transactions shall be consummated on or prior to December 31, 2002. The Agents are hereby directed and authorized to take such action and execute such documents as the Company may reasonably request, at the Company's sole expense, including the release of any Lien or the consent to any transfer of any asset subject to any Lien, to facilitate or permit the Realignment Transactions. It is understood that the Realignment Transactions may be modified with the prior written consent of the Administrative Agent to eliminate or alter particular transactions set forth on Schedule 10.15 to the Second Amendment or to include transactions not set forth on Schedule 10.15 to the Second Amendment; provided, that no such changes shall, in the judgment of the Collateral Agent, taken together with any other changes, (i) reduce the benefit to the Lenders of the Collateral and the Guarantees, taken as a whole, in any material respect from that anticipated after giving effect to the Realignment Transactions as described on Schedule 10.15 to the Second Amendment or (ii) otherwise be adverse in any material respect to the rights or interest of the Lenders. In making any determination referred to in the proviso to the immediately preceding sentence, the Administrative Agent may, if it deems appropriate, but shall not be required to, communicate any proposed modifications to the Realignment Transactions to the Lenders prior to its consent thereto, and shall be entitled, in the absence of any contrary communication received from any Lender within a reasonable period of time specified in such communication to assume that such Lender agrees that the proposed modification will satisfy the standards set forth in clauses (I) and (ii) of this proviso."

        SECTION 3.    Waiver of Section 6.    7(g). Pursuant to Sections 10.02(a) and 10.02(b) of the Credit Agreement, effective as of the Effective Date (as defined below), the Lenders hereby waive (a) compliance by the Company with Section 6.07(g)(iv) of the Credit Agreement with respect, and only with respect, to the contribution of the capital stock of certain foreign subsidiaries of the Company described in Schedule 10.15 hereto (the "Contributed Subsidiaries") to be made by Albany International Holdings Two, Inc. to AI AG and AI GmbH in connection with the Transactions and (b) the application of the principal amount of such contribution to the basket in the proviso thereunder.

        SECTION 4.    Release of Liens.    From time to time on or after the Effective Date, as the Company shall hereafter request, the Administrative Agent will cause the Collateral Agent to release from the Liens of the Pledge Agreement the capital stock of such of the Contributed Subsidiaries pledged thereunder as shall be from time to time required in order to consummate the Realignment Transactions and the Administrative Agent shall execute an instrument releasing any such Contributed Subsidiaries from any further obligations under the Loan Documents.

        SECTION 5.    Representations and Warranties.    To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to each of the Lenders and the Administrative Agent that:

        (a) This Amendment has been duly authorized, executed and delivered by the Company, and each of this Amendment and the Credit Agreement, after giving effect to this Amendment, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law).

        (b) The representations and warranties contained in Article III of the Credit Agreement, after giving effect to this Amendment, are true and correct on and as of the date hereof, (i) except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct as of such earlier date) or (ii) with respect to matters described in Section 3.06 of the Credit Agreement, except as disclosed in the Company's periodic reports heretofore delivered to the Lenders pursuant to Section 5.01 of the Credit Agreement.

        (c) No Default or Event of Default has occurred and is continuing or would result from the execution and delivery of this Amendment.

        SECTION 6.    Effectiveness.    This Amendment shall become effective on the first date (the "Effective Date") upon which each of the following conditions shall have been satisfied:

        (a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company and the Required Lenders; and

        (b) the Administrative Agent shall have received all amounts due and payable by the Company under the Credit Agreement on or prior to the date hereof, including, to the extent invoiced,

reimbursement or payment of all out-of-pocket expenses (including fees and disbursements of Cravath, Swaine & Moore, counsel to the Administrative Agent) required to be reimbursed or paid by the Company thereunder.

        SECTION 7.    Amendment Fee.    The Company agrees to pay to each Lender that executes and delivers to the Administrative Agent (or its counsel) a copy of this Amendment at or prior to 4:00 p.m., New York City time, on October 1, 2002 an amendment fee (the "Amendment Fee") in an amount of $10,000; provided that the Company shall not have liability for any such Amendment Fee if this Amendment does not become effective. The Amendment Fee shall be payable on October 4, 2002 to each Lender entitled to receive such fee as determined pursuant to this Section 7.

        SECTION 8.    Limited Effect of Amendment.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

        SECTION 9.    Expenses.    The Company agrees to reimburse the Administrative Agent and the Collateral Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

        SECTION 10.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all which counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        SECTION 11.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 12.    Headings.    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALBANY INTERNATIONAL CORP.,
by	/s/ DAVID C. MICHAELS Name: David C. Michaels Title: Vice President—Treasury & Tax
JPMORGAN CHASE BANK, individually and as Administrative Agent,
by	/s/ KRISTIN SANDS Name: Kristin Sands Title: Vice President
ABN AMRO BANK N.V.
by	/s/ DONALD SUTTON Name: Donald Sutton Title: Group Vice President & Director
	by	/s/ DAVID CARROLL Name: David Carroll Title: Assistant Vice President
BANK OF AMERICA, N.A.
	by	/s/ JOHN W. POCALYKO Name: John W. Pocalyko Title: Managing Director
BANK OF MONTREAL
	by	/s/ PAM SCHWARTZ Name: Pamela E. Schwartz Title: Vice President
THE BANK OF NEW YORK
	by	/s/ RUSSELL A. BURR Name: Russell A. Burr Title: Senior Vice President

THE BANK OF NOVA SCOTIA
by	/s/ STEPHEN LOCKHART Name: Stephen Lockhart Title: Authorized Signatory
BANKNORTH, N.A., formerly known as Peoples Heritage Bank, N.A. Successor by merger to Evergreen Bank, N.A.
by	/s/ ROBERT C. HERGRUETER Name: Robert C. Hergrueter Title: Senior Vice President
CREDIT AGRICOLE INDOSUEZ,
by	/s/ PAUL A. DYTRYCH Name: Paul A. Dytrych Title: Vice President Senior Relationship Manager
by	/s/ LAURENCE F. GRANT Name: Laurence F. Grant Title: Vice President Senior Relationship Manager
CREDIT LYONNAIS NEW YORK BRANCH
by	/s/ SCOTT R. CHAPPELKA Name: Scott R. Chappelka Title: Vice President
FLEET NATIONAL BANK
by	/s/ PAMELA A. OPPERMAN Name: Pamela A. Opperman Title: Vice President
HSBC BANK USA
by	/s/ CHARLES R. KREUTER Name: Charles R. Kreuter Title: Vice President

KEY BANK NATIONAL ASSOCIATION
by	/s/ LAWRENCE A. MACK Name: Lawrence A. Mack Title: Senior Vice President
MANUFACTURERS AND TRADERS TRUST COMPANY
by	/s/ CRAIG A. KEEFER Name: Craig A. Keefer Title: Vice President
MIZUHO CORPORATE BANK, LTD.
by	/s/ RICKY SIMMONS Name: Ricky Simmons Title: Vice President
NORDEA BANK FINLAND PLC
by	/s/ ULF FORSSTROM Name: Ulf Forsstrom Title: Vice President
by	/s/ CHARLES J. LANSDOWN Name: Donald Sutton Title: Senior Vice President
SUMITOMO MITSUI BANKING CORP.
by	/s/ EDWARD D. HENDERSON Name: Edward D. Henderson Title: Joint General Manager
SUN TRUST BANK
by	/s/ LAUREN P. CARRIGAN Name: Lauren P. Carrigan Title: Vice President
THE TROY SAVINGS BANK
by	/s/ STEPHEN R. VON SCHENK Name: Stephen R. von Schenk Title: Vice President & Director Commercial Lending

UFJ BANK LIMITED
by	/s/ RUSSELL BOHNER Name: Russell Bohner Title: Vice President
WACHOVIA BANK, N.A.
by	/s/ MEG BERERIDGE Name: Meg Bereridge Title: Vice President